Exhibit 99.1

URANIUM RESOURCES, INC.

PRESS RELEASE FOR IMMEDIATE RELEASE

LEWISVILLE, TEXAS	OTCBB SYMBOL-URIX
March 31, 2006

URANIUM RESOURCES, INC. ANNOUNCES SALES CONTRACT RESTRUCTURE;

LETTER OF INTENT FOR JOINT VENTURE IN NEW MEXICO;

UPDATE IN SOUTH TEXAS PRODUCTION AND EXPLORATION;

INTENTION TO RAISE CAPITAL; AND REVERSE STOCK SPLIT

LEWISVILLE, TEXAS, March 31, 2006 —Uranium Resources, Inc. (OTCBB: URIX) announced the following significant corporate developments:

Sales Contract Restructure

The Company said that it has restructured its long-term sales contracts with Itochu Corporation and UG USA, Inc., which supersede all existing contracts, subject to certain conditions described below. Each of the new contracts calls for delivery of one-half of the Company’s actual production from its Vasquez property and other properties in Texas currently owned or hereafter acquired by the Company with certain exceptions.

Under both restructured contracts the price will be market related at the time of delivery less a discount ranging from 4% to $6.00 to $7.50 per pound, depending on the source of the production. The Itochu contract has a floor and ceiling under which the Company should receive at least $ 30 per pound. The Company and Itochu have a sharing arrangement with respect to market prices above the ceiling. The floor and ceiling and sharing arrangement applies to the first 3.65 million pounds of deliveries, after which there is no floor or ceiling and the price will be a discount to then market prices. Itochu has the right to cancel any deliveries on six-month’s notice.

In consideration of UG’s agreement to restructure its previously existing contracts, the Company has agreed to pay UG $12 million in cash by June 30, 2006, subject to the Company’s ability to raise the cash. The Company is actively seeking the required funding.

Under the old contracts, the Company was obligated to deliver an aggregate of 600,000 pounds in each of the years 2005 through 2008, and each buyer had the right to increase or decrease those deliveries by 15%. The average price for such deliveries was $17.95 per pound in 2005 and was anticipated to have been $14.58 per pound in 2006. These contracts were entered into at a time when the spot price for uranium was less than $15 per pound, substantially below the $40.50 per pound in effect as of March 25, 2006. Two other contracts with these buyers called for aggregate deliveries of 645,000 pounds by December 31, 2007, priced at the spot price at the time of delivery less an average of $3.80 per pound.

Letter of Intent for Joint Venture in New Mexico

The Company also announced that it has entered into a non-binding letter of intent with Itochu to joint venture the development of its Churchrock property in New Mexico. Itochu will fund all development costs currently estimated at $32 million primarily through a debt facility that it will provide. Itochu and the Company will split the profits on a 50-50 basis, and the Company will be the managing partner and receive a management fee. For revenues from uranium sales in excess of $30 per pound, the Company will receive additional payments under the joint venture. The Company estimates that the Churchrock property will yield about 12 million pounds of uranium over the life of the project. These terms are subject to the parties negotiating and signing a definitive agreement, and the parties are working towards the preparation and signing of the agreement by July 1, 2006.

The revised uranium sales contract with Itochu is contingent upon the Company using good faith efforts to negotiate and enter into the definitive joint venture agreement. If the Company does not use good faith efforts, the original contract terms with Itochu will be reinstated effective for all deliveries after the occurrence of such determination. Under the terms of the joint venture, both parties must make an investment decision after the completion of a feasibility study.

Itochu is funding $675,000 for the cost of the study. If Itochu should terminate the venture at that time, certain aspects of the sharing of market prices above the ceiling referenced above will terminate. If the Company should terminate the venture at that time, the original contract terms will be reinstated from that time forward.

Additional Production and Exploration

The Company also announced that it continues to expect to commence production at Kingsville Dome in April with sales commencing in the second quarter of 2006. The Company expects the costs of its Kingsville Dome production will be less than that for the Vasquez production.

During 2006, the Company plans to continue to acquire additional uranium resources through the acquisition of known uranium deposits within the South Texas uranium trend. The Company plans to feed the resulting production together with production from the Rosita property itself, through the currently idle Rosita Plant. The Company plans to upgrade the Rosita Plant by the addition of an additional elution circuit and a yellowcake dryer. The funds for the upgrade are contingent on closing of the private placement described below.

Intention to Raise Capital

The Company has engaged a placement agent to make a best efforts private placement of a minimum of $25 million and up to $45 million in value of shares of its Common Stock to selected accredited investors. The Company plans to use the proceeds of the offering to pay UG the $12 million referenced above and the remainder for capital costs for upgrades to the Rosita plant, permitting and development drilling for Rosita, delineation drilling for properties contiguous to the Rosita plant, land acquisition and exploration costs and working capital. The shares to be offered will not be registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements. The Company will file a resale registration statement for the shares.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Reverse Stock Split

The Company’s Board of Directors approved on March 29, 2006 a 1 for 4 reverse stock split for shareholders of record on April 10, 2006. The split was approved by stockholders at the 2005 Annual Meeting of Stockholders. The Company expects to file for listing with the NASDAQ National Market in the near future.

This press release contains “forward-looking statements.”  These include, without limitation, statements relating to future mining plans, production and other such matters. The words “expect,” “anticipate,” “estimate,” or “plans” and similar expressions identify forward-looking statements. Such statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. The Company does not undertake to update, revise or correct any of the forward-looking information. Factors that could cause actual results to differ materially from the Company’s expectations expressed in the forward-looking statements include, but are not limited to, the following: industry conditions; volatility of uranium prices; operational risks; potential liabilities, delays and associated costs imposed by government regulation (including environmental regulation); inability to raise the funds for the substantial capital expenditures required to fund operations; and risks related to exploration and developmental drilling. For a more complete explanation of these various factors, see “Cautionary Statements” included in the Company’s latest Annual Report on Form 10-KSB/A filed with the Securities and Exchange Commission.

Uranium Resources, Inc. is a Dallas area based uranium-mining company whose shares are quoted on the OTC Bulletin Board under the symbol URIX. The Company specializes in in-situ solution mining and holds mineralized uranium materials in South Texas and New Mexico.

CONTACTS:	Paul K. Willmott, President, or
Thomas H. Ehrlich, Vice President – CFO
Uranium Resources, Inc.
(972) 219-3330

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